                                                                Exhibit 10.13(b)
                              EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT is made and entered into effective this 8th day of October, 1993, by and between Jane C.I. Hirsh (the "Employee") and COPLEY PHARMACEUTICAL, INC. (the "Company"), a Delaware corporation.

                                  WITNESSETH:
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     WHEREAS, Employee is considered a key employee of the Company; and

     WHEREAS, Employee and the Company desire to enter into an Agreement to provide for Employee's continuing employment with the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.  EMPLOYMENT; DUTIES.  During the term of the Employment Period (as
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defined in Section 2), and subject to the terms and conditions hereof, the Company shall employ the Employee as Chairperson of the Board and Chief Executive Officer, and Employee shall perform such duties for the Company as are incident to such position, together with such other duties, consistent with Employee's knowledge, experience and position with the Company, as she may be reasonably requested to perform by the Company from time to time in connection with such employment.

          Employee accepts such employment, and agrees to render the services described herein and to devote her entire available business time, effort, skill and attention to promote the best interests of the Company.

     2.  EMPLOYMENT PERIOD.  The term of this Agreement shall automatically
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commence on the date on which at least a majority of the Company's outstanding voting securities shall have been acquired pursuant to the transactions contemplated by the Acquisition Agreement dated as of October 8, 1993, by and among Hoechst Celanese Corporation, HCCP Acquisition Corporation and the Company, and shall end on the date five (5) years after such date, unless sooner terminated pursuant to Section 5 hereof. Thereafter, this Agreement shall automatically be renewed for successive periods of one (1) year, unless the Company shall have given the Employee not less than six (6) months' written notice of non-renewal and shall pay the Employee the Severance Payments (as defined below) that would be payable if Employee's employment were terminated in accordance with Section 5.4 hereof. The term "Employment Period" shall mean the period of the Employee's employment with the Company hereunder.

     3.  SALARY.  As compensation for the services to be rendered by Employee
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during the Employment Period, the Company shall pay Employee the base annual salary of $385,000 ("Base Salary"), payable periodically consistent with the Company's normal payroll practices,

                                                                Exhibit 10.13(b)

less such deductions and amounts to be withheld therefrom as may be required under applicable law. The Base Salary may be increased from time to time as agreed upon by the Company and Employee; provided, that in the sole discretion of the Board of Directors, Employee shall be entitled to receive inflation and merit increases determined in accordance with past practices.

     4.  OTHER BENEFITS AND TERMS OF EMPLOYMENT.  During the Employment Period,
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the following benefits and other terms of employment shall also apply:

          (A) EXPENSES.  The Company shall reimburse Employee for customary and
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necessary expenses reasonably incurred by Employee in the course of performing those duties which are incident to her position or which she has been requested to perform by the Company, all in accordance with the Company's normal reimbursement policies.

          (B) BONUS.  Employee shall receive such quarterly, annual or other
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bonuses as may, from time to time, be approved by the Company's Board of Directors, based upon various factors reviewed by the Board and based on the achievement of the objectives determined by the Board. Such bonuses are entirely within the discretion of the Board. Employee shall also participate in such other incentive compensation programs, if any, as the Company may establish for key executive employees. In addition to the foregoing, the Company will continue to maintain an annual bonus pool the size of which shall be determined in accordance with past practice. Employee shall be eligible to receive a bonus from such bonus pool as determined by the Company's Board of Directors in its discretion.

          (C) OPTIONS.  At the discretion of the Board of Directors, Employee
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shall be eligible to receive periodic grants of stock options to purchase shares of the Company's Common Stock. Any options to be granted shall be subject to an appropriate option agreement in the form normally used by the Company with respect to its key employees.

         (D) INSURANCE, OTHER BENEFITS.  Employee shall participate (at the
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Company's expense) in employee health, hospitalization, disability, group-term life, vacation, and other benefit programs on the same basis as that of other Company executives. In addition, Employee shall be entitled to such other benefits as may be generally maintained or provided by the Company for the benefit of other key executive employees.

     5.  TERMINATION.
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          5.1  GENERAL.  The Employment Period shall terminate prior to its
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scheduled expiration set forth in Section 2 upon the earliest of the following:
(i) the Employee's death, (ii) a determination that Employee has become disabled, as defined in Section 5.2, (iii) termination "for cause" under the provisions of Section 5.3, or (iv) termination without cause as provided in
Section 5.4.

          5.2  DISABILITY.  Employee shall be regarded as "disabled" for
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purposes of this Agreement if she has been unable to render the services required of her hereunder, in a manner consistent with past practice, for a period of four (4) consecutive months or for any period in the

                                                                Exhibit 10.13(b)

aggregate of eight (8) months in any twelve (12) month period because of a serious and continuing health impairment, which impairment will most likely result in Employee's continued inability to render the services required of her hereunder in a manner consistent with past practices; provided, however, that thirty (30) days' prior notice of termination for disability shall be given to Employee

     If the Employee dies during the Employment Period (without regard to the Company's right to terminate this Agreement thereupon), or if the Company exercises its right to terminate the Employee under this Section 5.2, then in each such case the Employee or her estate shall be entitled to the same payments and other benefits as are provided in the event of termination pursuant to
Section 5.4 (including without limitation the acceleration of Employee's stock options as provided in Section 5.4). In the case of death or disability, at the Company's option the salary and benefit payment obligations of the Company may be funded by insurance paid for by the Company.

     In the event that there should be any dispute between Employee and the Company as to whether Employee is "disabled" within the meaning of this Agreement or as to whether Employee has recovered from any such disability, such matter shall be conclusively determined by the written report of a physician acceptable to the Board and Employee, who shall set forth in his report the nature and seriousness of the impairment suffered by Employee and the likely effect of such impairment on Employee's future ability to render the services required hereunder. Employee agrees to submit to examination by any such physician to the extent reasonably requested by the Board for the purpose of ascertaining the extent of Employee's disability or recovery therefrom and the parties agree that any determination with respect to Employee's disability may be conclusively resolved in the sole judgment of the Board if Employee should fail to comply with any reasonable request by the Board to submit to such an examination.

          5.3  FOR CAUSE.  The Company may terminate the Employment Period and
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discharge Employee for cause upon giving thirty (30) days' (five (5) days in the case of subparagraph (iv) below) prior written notice to Employee of such termination. Regardless of any broader definition of "cause" which might otherwise apply under applicable law, the term "for cause" as used herein shall be defined to include only one or more of the following grounds: (i) misappropriation by Employee of any material amounts of money or other assets or property (tangible or intangible) of the Company; (ii) the Employee's willful refusal to perform reasonable assignments given to Employee commensurate with such Employee's status, functions or responsibilities as a key employee; provided, that (a) such refusal is material and repetitive, and (b) the Employee shall have been given reasonable notice and explanation of each refusal, and reasonable opportunity to cure such refusal, and no cure has been effected within a reasonable time after notice; (iii) conviction of Employee of a felony; or (iv) a breach of any of the provisions of Section 6 hereof.

          5.4  AT THE ELECTION OF THE COMPANY FOR REASONS OTHER THAN FOR CAUSE.
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The Company may terminate the Employee's employment hereunder at any time during the term of this Agreement without cause by giving ninety (90) days' advance written notice to the Employee of an election to terminate.

                                                                Exhibit 10.13(b)

     In the event the Company exercises its right to terminate the Employee under this Section 5.4, the Company agrees to pay the Employee a lump sum severance or termination payment of (i) the greater of (a) the Employee's aggregate Base Salary for the remainder of the Employment Period from the date of termination, and (b) two (2) year's Base Salary at the then current rate,
(ii) medical and other health insurance benefits for such two years; and (iii) the pro rata portion of any bonus to which the Employee is otherwise entitled (the "Severance Payments"). Such Severance Payments shall be payable on the Employee's last date of employment hereunder and shall be subject to all applicable federal and state withholding and other taxes. In the event of a termination under this Section 5.4, the Company may retain the Employee as a consultant on terms mutually agreeable between the Company and the Employee.

     In addition, notwithstanding anything to the contrary contained in any stock option agreement between the Employee and the Company, if the Company exercises its right to terminate the Employee under this Section 5.4, then all stock options then held by the Employee shall automatically accelerate and become fully exercisable as of the date on which the Employee received notice of termination. Such stock options shall remain fully exercisable until the close of business on the 60th day after the last date of the Employee's employment with the Company hereunder. The Company shall take any and all actions necessary to effect the provisions of this paragraph.

     It shall be deemed to be a termination "without cause" if the Employee's responsibilities and executive authority are reduced or diluted in any material respect without the Employee's consent (which reduction or dilution is not corrected by the Company within 30 days following written notification by Employee to the Company that Employee intends to terminate her employment for such reason), or the Employee is relocated to another Company office or facility more than 25 miles from Canton, Massachusetts without the Employee's consent.

     In the event that Employee would, except for the remainder of this Section, be subject to a tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision that may be in effect, as a result of "parachute payments" (as that term is defined in Section 280G(b)(2)(A) and (d)(3) of the Code) made pursuant to this Agreement, or a deduction would not be allowed to the Company for all or any part of such payments by reason of Section 280G(a) of the Code, or any successor provision that may be in effect, such payments shall be reduced, eliminated, or postponed in such amounts as are required to reduce the aggregate "present value" (as that term is defined in Section 280G(d)(4) of the Code) of such payments to one dollar less than an amount equal to three times Employee's "base amount," (as that term is defined in Section 280G(b)(3)(a) and (d)(1) and (2) of the Code) to the end that Employee is not subject to tax pursuant to such Section 4999 and no deduction is disallowed by reason of such Section 280G(a). To achieve such required reduction in aggregate present value, Employee in her sole discretion shall determine what item(s) constituting the parachute payments shall be reduced, eliminated or postponed, the amount of each such reduction, elimination or postponement, and the period of each such postponement. To enable Employee to make such determine, the Company shall be required to provide Employee with such information as is reasonably necessary for such determination.

                                                                Exhibit 10.13(b)

     Prior to the making of any payment under this Section, either party may request a determination as to whether such payment would constitute a "parachute payment," and, if so, the amount by which the payment must be reduced in accordance herewith. If such a determination is requested, it shall be made promptly, at the Company's expense, by independent tax counsel selected by the Employee and approved by the Company (which approval shall not unreasonably be withheld), and such determination shall be conclusive and binding on the parties. The Company shall provide such information as such counsel may reasonably request, and such counsel may engage accountants or other experts at the Company's expense to the extent that they deem necessary or advisable to enable them to reach a determination.

          5.5  EFFECT OF TERMINATION.  Notwithstanding any termination of the
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Employment Period, the Company shall promptly pay Employee any amounts due to Employee with respect to all accrued but unpaid salary and accrued but unused vacation time to the date of termination. If Employee is deceased, such payments shall be made to such individual or entity as Employee may have designated in writing submitted to the Company or, in the absence of such written designation, to Employee's estate.

     6.  COVENANTS OF THE EMPLOYEE.  In consideration of the Employee's
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continued employment with the Company, Employee hereby agrees that:

          6.1  NONCOMPETITION COVENANT.  During the Employment Period and for
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one additional year thereafter the Employee will not, whether alone or as a partner, officer, director, consultant, principal, distributor, representative, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is competitive with the products, services being marketed, distributed or developed by the Company. The foregoing prohibition shall not prevent employment or engagement by any company or business organization not engaged in such business as long as the activities of any such employment or engagement, in any capacity, do not involve work on matters directly or indirectly related to the products, services or strategy being developed, manufactured or marketed by the Company. Ownership of less than five percent (5%) of the outstanding shares of a company whose stock is publicly traded shall not be a violation of this provision. If the Employee is terminated without "cause" (as defined herein), the provisions of this
Section 6.1 shall not apply unless the Company shall have promptly made the payments required to be made by it pursuant to Section 5.4 hereof.

          6.2  NONSOLICITATION.  During the Employment Period and for one
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additional year thereafter the Employee will not, directly or indirectly, either for herself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of the Company's customers, business or prospective customers. For purposes of this Agreement, "prospective customers" shall include those customers who have been solicited by the Company within one year before the date Employee's employment with the Company terminated. Furthermore, during such period, the Employee will not solicit any employee of the Company for the employment of such Company employee by any commercial enterprise, other than for the Company, nor recruit, solicit, attempt to recruit or solicit, hire, or attempt to hire any

                                                                Exhibit 10.13(b)

such Company employee for any other commercial enterprise, whether or not such enterprise may be a competitor of the Company.

          6.3  NONDISCLOSURE OBLIGATION.  The Employee will not at any time,
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whether during or after the term of this Agreement, and regardless of any early termination thereof, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets, proprietary rights or confidential business information concerning the Company, including but not limited to its research and development activities, product designs, prototypes, technical specifications, processes, formulae, inventions, methods and memoranda, know-how and know-how, marketing plans and strategies, pricing and costing policies, customer and supplier lists and accounts, and business, finances or financial information of the Company so far as they have come and may come to the Employee's knowledge, except as may be required in the ordinary course of performing her duties as an Employee. These restrictions shall not apply to: (i) information that may be disclosed generally or is in the public domain through no default of the Employee; (ii) information received from a third party who has not violated its own confidentiality obligation to the Company; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to her and shall not use or disclose any such information in any manner which causes loss to the Company.

          6.4  ASSIGNMENT OF INVENTIONS.  It is expressly understood and agreed
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that any and all right, title and interest of the Employee in any inventions, discoveries and patent rights conceived or developed by the Employee during the term of this Agreement (and thereafter if Employee remains an employee of the Company) which relate to or arise out of her employment services rendered to the Company are "works for hire" and are hereby assigned to the Company by the Employee and shall be the sole and exclusive property of the Company.

          6.5  REFORMATION OF AGREEMENT.  In the event that any of the covenants
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contained in this Section 6 may be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or otherwise, the parties hereto expressly authorize such court to exercise its discretion in reforming any such covenant to the end that Employee shall be subject to the greatest extent permissible to confidentiality and noncompetition covenants that are reasonable under the circumstances, enforceable by the Company, and consistent with the Company's legitimate interests (acknowledged by the parties) in protecting the Company's goodwill associated with the experience, skills, and loyalty of Employee and with protecting the value of the business and assets of the Company.

          6.6  INJUNCTIVE RELIEF.  In the event of a breach or threatened
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breach by Employee of any of the covenants contained in this Section 6, Employee agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach.

                                                                Exhibit 10.13(b)

     7.  INDEMNIFICATION.  The Company hereby agrees to indemnify Employee to
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the maximum extent permitted by applicable law against all costs, charges, and expenses incurred or sustained by her in connection with any action, suit, or other proceeding to which she may be made a party by reason of her being an employee of the Company or by reason of any action taken or omitted to be taken in good faith by Employee in such capacity, to the extent that Employee's actions or omissions are consistent with and not in breach of the provisions of this Agreement. The provisions of this Section 7 shall not be interpreted to limit any right to indemnification that the Employee may have under the Certificate of Incorporation or By-laws of the Company, by contract or otherwise or under applicable law.

     8.  NONASSIGNABILITY.  This Employment Agreement may not be assigned by
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either Company or Employee, except that the Company may assign its rights under this Agreement to any affiliated corporation by means of assignment, merger, or otherwise; and no such assignment shall impair the rights or obligations of the parties as provided herein.

     9.  MISCELLANEOUS.
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         9.1  NOTICES.  All notices and other communications required or
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permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by overnight courier service or facsimile transmission, or dispatched by certified mail to the parties at the following addresses or to such other address for a party as such party may have designated to the other in a prior notice given in accordance herewith:

              (a)  If to the Company, to:

                   Copley Pharmaceutical, Inc.
                   25 John Road
                   Canton, MA  02021
                   Attn:  President

                   Fax: (617) 821-4068

                   with a copy of such notice to:

                   Leslie E. Davis, Esq.
                   Testa, Hurwitz & Thibeault
                   53 State Street
                   Boston, MA  02109

                   Fax:  (617) 248-7100

              (b)  If to Employee, to:

              Jane C.I. Hirsh
              c/o Copley Pharmaceutical, Inc.
              25 John Road
              Canton, MA  02021

                                                                Exhibit 10.13(b)



     9.2  ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and
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understanding of the parties hereto concerning the subject matter hereof and supersedes any prior understandings and agreements relating to the terms of the Employee's employment by the Company.

     9.3  AMENDMENTS; WAIVERS.  This Agreement may be amended, modified,
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superseded, or cancelled and the terms or covenants hereof may be waived, only by a written instrument specifically referring to this Agreement and executed by both of the parties hereto, or, in the case of a waiver, by the party entitled to the benefit of such provision. The failure of the Company at any time or from time to time to require performance of any of Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

     9.4  SEVERABILITY.  If any provision of this Agreement, or the application
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thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

     9.5  GOVERNING LAW.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such Commonwealth.

     9.6  HEADINGS.  The section headings contained in this Agreement are
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intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.



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                                                                Exhibit 10.13(b)

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above, effective as of such date.


                             EMPLOYEE:




                             Jane C.I. Hirsh


                             COPLEY PHARMACEUTICAL, INC.


                             By:


                             Title: